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                                                                      Exhibit 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



The Board of Directors
Crompton Corporation:


We consent to the inclusion in this amendment No. 1 to registration statement on Form S-4 (No. 333-119641) of Crompton Corporation and Subsidiaries of our report, dated January 30, 2004, except as to the "Antitrust Investigations and Related Matters" note, which is as of March 15, 2004, and except as to the "Guarantor Condensed Consolidating Financial Data" note, which is as of October 5, 2004, with respect to the consolidated balance sheets of Crompton Corporation and subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2003 and to the reference to our firm under the heading "Experts" in the prospectus.

Our report refers to the adoption of Statement of Financial Accounting Standards No. 143, "Asset Retirement Obligations" in 2003 and Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" in 2002.



/s/ KPMG LLP



Stamford, Connecticut
November 30, 2004